Exhibit 10.13

EQUINOX HOLDINGS, INC.
2000 STOCK INCENTIVE PLAN

Section 1.  Purpose

The purpose of this Plan is to foster and promote the long-term financial success of the Company Group and to materially increase shareholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company Group to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Section 2.  Definitions

2.1                                 Definitions.  Whenever used herein, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with, such person.

“Board” means the Board of Directors of the Company.

“Cause” shall mean (i) the willful failure of the Participant substantially to perform the duties of his or her employment for any member of the Company Group (other than any such failure due to the Participant’s physical or mental illness), (ii) the Participant’s engaging in willful and serious misconduct that has caused or is reasonably expected to result in injury to the Company or any of its Affiliates, (iii) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or (iv) the material breach by the Participant of any of his or her obligations hereunder or under any other written agreement or covenant with the Company or any of its Affiliates; provided that in the event that the Participant is employed by the Company or any of its Affiliates under an effective employment agreement on the date such Participant’s employment thereunder is terminated and such employment agreement contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for purposes of this Plan and any Option Agreement.

“Change of Control” means, with respect to the Company, the first to occur after the date hereof of the following events:

(1) the acquisition by any person, entity or “group” (as defined in section 13(d) of the Exchange Act) (other than (x) any member of the Company Group, (y) any employee benefit plan of any member of the Company Group or (z) the North Castle Fund or any Affiliate or partner thereof) through one transaction or a series of related transactions of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

(2) the merger or consolidation of the Company as a result of which persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(3) the liquidation or dissolution of the Company (other than (x) a dissolution occurring upon a merger or consolidation thereof; (y) a liquidation of the Company into a Subsidiary; or (z) a liquidation or dissolution that is incident to a reorganization); and

(4) the sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the North Castle Fund.

“Change of Control Price” means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

“Childs” means J.W. Childs Equity Partners II, L.P., a Delaware limited partnership.

“Closing Date” shall have the same meaning as set forth in the Purchase Agreement.

“Committee” means the Compensation Committee of the Board (or such other committee of the Board which shall have jurisdiction over the compensation of officers).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Equinox Holdings, Inc., a Delaware corporation.

“Company Group” means the Company and its Subsidiaries.

“Disability” means a physical or mental disability that prevents or is reasonably expected to prevent the performance of the Participant’s employment-related duties for a continuous period of 90 days or longer or for 180 days or more in any 12-month period; provided that in the event that the Participant is employed by the Company or any of its Affiliates under an effective employment agreement on the date such Participant’s employment thereunder is terminated and such employment agreement contains a different definition of Disability, the definition of Disability contained in such employment agreement shall be substituted for the definition set forth above for purposes of this Plan and any Option Agreement.

“Effective Date” means December 15, 2000.

“Employee” means any executive officer or other key management employee of, or consultant to, or any key employee of any entity which provides services to, the Company or a Subsidiary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless otherwise defined in an Option Agreement, as of any date, the fair market value on such date of a share of Common Stock as determined in good faith by the Board.  In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its Subsidiaries in recent periods, the potential value of the Company and its Subsidiaries as a whole, the future prospects of the Company and its Subsidiaries and the industries in which they compete, the history and management of the Company and its Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its Subsidiaries.  The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in the Company.  Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including Nasdaq) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined.

“Joinder Agreement” means the agreement entered into by the Company and a Participant pursuant to, and in compliance with, Section 4.14 of the Shareholders Agreement whereby such Participant becomes entitled to the rights and subject to the obligations created by the Shareholders Agreement.

“North Castle Fund” means NCP-EH, L.P., a Delaware limited partnership, and any successor investment vehicle managed by North Castle Partners, L.L.C., a Delaware limited liability company.

“Option” means the right granted to a Participant under the Plan to purchase a share of Common Stock from the Company at a stated price for a specified period of time.  For purposes of this Plan, an Option may only be an Option that is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (a “Non-Qualified Stock Option”).

“Option Agreement” means an option agreement between the Company and the Participant setting forth the terms and conditions of any Options granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

“Option Price” shall have the same meaning as set forth in Section 5.2.

“Participant” means any Employee designated by the Board to participate in the Plan.

“Plan” means this Equinox Holdings, Inc. 2000 Stock Incentive Plan, as the same may be amended from time to time.

“Public Offering” means any underwritten sale of Common Stock to the public pursuant to an effective registration statement under the Securities Act, where following such sale the common stock is registered under Section 12(b) of the Exchange Act.

“Purchase Agreement” means the Stock Purchase Agreement and Plan or Merger, dated as of October 16, 2000, as amended, between the North Castle Fund, NCP-EH Recapitalization Corp., the Company and certain shareholders of the Company.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Agreement” means the Shareholders Agreement, dated as of December 15, 2000, between the Company, the North Castle Fund and the other parties thereto, as amended at any time and from time to time.

“Stock Subscription Agreement” means the stock subscription agreement entered into by the Company and a Participant setting forth the terms and conditions of any purchase of Common Stock by such Participant under the

Plan which agreement shall be substantially in the form attached hereto as Exhibit B, unless the Board determines otherwise.

“Subsidiary” means any corporation or other person, a majority of whose outstanding voting securities or other equity interests is owned, directly or indirectly, by the Company.

2.2                                 Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3.  Powers of the Board

3.1                                 Power to Grant and Establish Terms of Options.  The Board shall, subject to the terms of the Plan, determine the Participants to whom Options shall be granted and the terms and conditions of such Options; provided that nothing in the Plan shall limit the right of members of the Board who are Employees to receive Options hereunder.  The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

3.2                                 Administration.  The Board shall be responsible for the administration of the Plan.  Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion.  The Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan or to carry out its provisions and purposes.  Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

3.3                                 Delegation by the Board.  Except as provided in an Option Agreement, all of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by the Committee or any other duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

Section 4.  Stock Subject to Plan

4.1                                 Number.  The number of shares of Common Stock subject to Options under the Plan (including shares that become available for grant pursuant to Section 4.2) shall not exceed 1,085,450 shares of Common Stock.

4.2                                 Canceled, Terminated or Forfeited Awards.  Any share of Common Stock subject to any Option which for any reason expires or is canceled, terminated, forfeited or otherwise settled without the issuance of such share of Common Stock, shall again be available for award under the Plan, subject to the maximum limitation specified in Section 4.1.

4.3                                 Adjustment in Capitalization.  The number, class and exercise price of any outstanding Options shall be adjusted by the Board as necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation, dissolution or reorganization of the Company in order to prevent the enlargement or diminution of the rights or obligations of the holder under any such Options.

Section 5.  Terms of Options

5.1                                 Grant of Options.  Options may be granted to Participants at such time or times as shall be determined by the Board.  Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms and conditions consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters.  Options granted pursuant to this Plan may only be Non-Qualified Stock Options.

5.2                                 Option Price.  The exercise price per share of Common Stock to be purchased upon exercise of an Option (the “Option Price”) shall be determined by the Board but shall not be less than the Fair Market Value on the date the option is granted.  The Board may determine, in its sole discretion, that the exercise price per share of Common Stock may be at a price which is greater than such Fair Market Value (e.g., a multiple of such Fair Market Value).

5.3                                 Exercise of Options.

(a)                                  Exercisability of Options.  Options awarded under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, including the satisfaction of specified performance goals upon a Change of Control or Public Offering, as the Board may impose, at the time of grant of such Options, provided that no Option shall be exercisable for more than 10 years after the date on which it is granted.

(b)                                 Conditions.  Notwithstanding any other provision herein, the Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time.  On or before the date upon which any Employee will exercise any exercisable Option, the Company and such Employee shall enter into a Joinder Agreement and Stock Subscription

Agreement with respect to the Common Stock to be purchased upon exercise of such Option.

5.4                                 Payment.  The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise.  The exercise price of any Options exercised at any time following a Public Offering may be paid in full or in part in the form of shares of Common Stock, based on the Fair Market Value of such shares of Common Stock on the date of exercise, subject to such rules and procedures as may be adopted by the Board and, if the Board deems it necessary or appropriate, subject to shareholder approval of the Plan.  Subject to Section 5.3, as soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any Options (including any taxes or additional amounts required to be paid by a Participant in connection with the exercise of an Option as specified in the Option Agreement), the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable.  Notwithstanding the foregoing and prior to a Public Offering, unless otherwise provided in the Option Agreement, the Company in lieu of delivering the shares to be acquired on exercise of an Option may return to the Participant the exercise price tendered for such shares and pay to the Participant an additional amount equal to the excess of (i) the Fair Market Value, as of the relevant date of determination, of such shares over (ii) the exercise price therefor.

Section 6.  Termination of Employment

6.1                                 Termination Other Than For Cause.

(a)                                  Unless otherwise provided in the Option Agreement, in the event that a Participant’s employment with a member of the Company Group terminates for any reason other than for Cause, then the following percentage of the Options granted to the Participant that has not become vested and exercisable pursuant to the terms of the Option Agreement shall terminate and be canceled immediately upon such termination of employment in accordance with the following table:

Length of time from grant date to date of termination (in years)	% of Options Terminated
Less than 1 year	100%
1 year but less than 2 years	75%
2 years but less than 3 years	50%
3 years but less than 4 years	25%
4 years or more	0%

With respect to any Options that are not terminated and canceled upon such Participant’s termination of employment in accordance with the above table (the “Remaining Options”), the Company shall have the option to (i) permit such Participant to exercise such Remaining Options (whether or not then vested or exercisable) until the first to occur of (x) the 90th day after the effective date of the Participant’s termination of employment or, in the case of a termination for death or Disability, the twelve month anniversary of such effective date; and (y) the expiration of the term of any such Option; (ii) permit such Remaining Options to remain outstanding and subject to the provisions contained herein or in such Participant’s Option Agreement or (iii) purchase all or any portion of the Remaining Options in accordance with the provisions of such Participant’s Option Agreement.  The Company shall notify the Participant of which option it has selected within ten business days after the effective date of such Participant’s termination of employment; provided that, in the case of a termination for any reason other than for death, Disability or for Cause, a failure by the Company to timely notify such Participant shall be deemed an election by the Company of the option specified in clause (i) above; provided further that, in the case of a termination for death or Disability, a failure by the Company to timely notify such Participant shall be deemed an election by the Company of the option specified in clause (ii) above.  The Company shall have the right, but not the obligation, to purchase all or any portion of a Participant’s (a) Options that have become vested and exercisable pursuant to the terms of such Participant’s Option Agreement or (b) Common Stock acquired on exercise of the Remaining Options, in each case, in accordance with the terms of the Option Agreement or Stock Subscription Agreement, as the case may be, which shall terminate upon a Public Offering.  Unless otherwise provided in the Option Agreement in the event the Company elects the option described in clause (i) above, any Options held by a Participant that are not exercised within the periods described in this paragraph shall terminate and be canceled upon the expiration of such period.

(b)                                 For all purposes under this Plan, the terms “employment” or “termination of employment” with respect to a person who is not an employee shall mean services with, or the termination of services with (i) the entity for whom the Participant provides services to, (ii) the Company, or (iii) the Company by the entity from whom the Participant provides services to.

6.2                                 Termination For Cause.  Unless otherwise provided in the Option Agreement, in the event a Participant’s employment with a member of the Company Group is terminated for Cause, any Options held by such Participant (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination of employment.

Section 7.  Change of Control

Unless otherwise provided in the Option Agreement, in the event of a Change of Control, the outstanding Options exercisable pursuant to Section 5.3 shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the Change of Control Price over the Option Price, multiplied by (ii) the number of shares of Common Stock covered by such Options at such Option Price.  The cash payment described above shall be payable in full, as soon as reasonably practicable, but in no event later than the date the holders of Common Stock receive such payment, unless provided otherwise by the Board in the Option Agreement evidencing such Options.  Notwithstanding the foregoing provisions of this Section 7, if the holders of Common Stock receive property other than cash as a result of a Change of Control, then such payment (calculated in accordance with the first sentence of this Section 7) shall be made in such other property in the same proportion as the holders of Common Stock receive in connection with such Change of Control less the aggregate Option Price.

Section 8.  Amendment, Modification, and
Termination of the Plan

The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan.  No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option.  Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Section 9.  Miscellaneous Provisions

9.1                                 Nontransferability of Options.  No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as expressly provided in an Option Agreement.  Except as provided in the Option Agreement, all rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.  Restrictions, if any, on the transfer of Common

Stock purchased upon exercise of any Options shall be set forth in the applicable Option Agreement evidencing such Options.

9.2                                 Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board and will be effective only when filed by the Participant in writing with the Board during his or her lifetime.  In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by the Participant’s estate.

9.3                                 No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of any member of the Company Group to terminate any Participant’s employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of any member of the Company Group.  No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Options under the Plan.

9.4                                 Tax Withholding.  A member of the Company Group shall have the power to withhold, or require a Participant to remit to such member promptly upon notification of the amount due, an amount determined by such member to be sufficient to satisfy all Federal, state, local and foreign withholding tax requirements in respect of any Options awarded hereunder and the Company may (or may cause another member of the Company Group to) defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied.  The Board may permit or require a Participant to satisfy the Participant’s tax withholding obligation hereunder in such other manner, subject to such conditions, as the Board shall determine.

9.5                                 Indemnification.  Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorney’s fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such person may be made a party or in which such person may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Option Agreement and from and against any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certification of Incorporation or By-laws, by contract, as a matter of law or otherwise.

9.6                                 No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

9.7                                 Requirements of Law.  The granting of Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board.  Notwithstanding any other provision of the Plan or any Option Agreement, no Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of, or otherwise in connection with, any Options granted under the Plan, if such grant or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

9.8                                 Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflict of laws which would require or permit application of the law of another jurisdiction, except to the extent that the corporate law of the State of incorporation of the Company specifically and mandatorily applies.

9.9                                 No Impact on Benefits.  Options granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan, except to the extent provided in any such plan.

9.10                           Freedom of Action.  Subject to Section 8, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing the Company or any Affiliate thereof from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

9.11                           Term of Plan.  The Plan shall be effective as of the Effective Date.  The Plan shall expire on the tenth anniversary of the Effective Date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 8.

9.12                           No Right to Particular Assets.  Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between any member of the Company Group, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other persons.  Any reserves that may be established by a member of the Company Group in connection with the Plan shall continue to be held as part of the general funds of the Company or such Subsidiary, and no individual or entity other than such member of the Company

Group shall have any interest in such funds until paid to a Participant.  To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Subsidiary pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of such member of the Company Group.

9.13                           Notices.  Each Participant shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock.  Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid.  If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

9.14                           Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

9.15                           Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

9.16                           No Rights as Shareholder.  No Participant shall have any voting or other rights as a shareholder of the Company with respect to any Common Stock covered by any Option until the issuance of a certificate or certificates to the Participant for such Common Stock.  No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9.17                           Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.